ASHFORD HOSPITALITY TRUST, INC. Q1 2012
FINANCIAL RESULTS
April 26, 2012, 11:30 AM ET

Participant 1:
Thanks for taking my question. I wanted ask, do you expect—I know this quarter you had some tough comps, Super Bowl and obviously you see the lag here, but do you expect in further quarters maybe Q2, Q3, and beyond, to close the gap with RevPAR growth with the wider market, I guess in the relative segment that much of your hotels are in?

Monty Bennett:
We design our portfolio and have designed it over time to try and track the overall market, the overall U.S. industry. And that has not happened over the past few quarters, and it didn’t happen in this past quarter, our markets were down.

But to be more specific, it wasn’t the broad markets we’re in, but the individual sub-markets that we’re in. And when you look at the broader markets that we’re in, they all achieved in-line with the national averages, on average. But our individual competitive sets didn’t, and our RevPAR index, for our individual assets was down about one point on average from our competitive sets. Which is in the range of how we performed in the past, sometimes we’re down a point, sometimes we’re up a point, over the long-term we’re up, but we’ve got that fluctuation going.

So, it wasn’t an underperformance of our assets within our competitive set; it was the underperformance of the competitive set to their broader markets. And so the question that I think you’re asking which we’ve asked ourselves is why have those individual competitive sets, why have our submarkets not performed as well as the larger markets that we’re in? And the challenge that we had is that when you go back through each quarter, in many regards it’s a different reason and it’s not a consistent reason. So, it’s a string of bad luck in many regards.

The only thing that’s more consistent is that our portfolio is made of upper-upscale and upscale assets that has just very modestly underperformed the broad industry maybe about 50 or 80 bps, so not much. But then our D.C. exposure, and D.C. has been rough going for awhile. The market itself, they say it should be better for the rest of the year and then better next year. But when I say better for the rest of this year, not much better. Really it won’t get any more traction until next year. So it has some clarity for D.C., and, you know, it’s not fantastic, but it’s a great long-term market and we’re there.

As far as everywhere else, it’s frustrating because we can’t put our finger on a specific trend. Again, when you look at the metrics of our own properties and how our asset management team and how our affiliates at Remington performed, it was very good. Our RevPAR was right in line despite all the many transitions we’ve had in the Highland Portfolio that is our RevPAR yield penetration. And we expect that to improve over time. And then our flows were I think as good, or better, than anybody in the industry and our margins were great.

So we’re very happy with those things that we’ve been able to control. But it’s just this—you know, the question that you asked about, you know, these other factors that are driving and again, it’s frustrating. You know, one point that affected us, for example in Nashville, which I think was the strongest performing market nationwide, last year. Just as kind of an aside here; is that our exposure in Nashville is downtown. Well last year or two years ago, I’m sorry, last year, we had the flood in Nashville, in the fourth quarter and some of the first quarter. Well those floods negatively affected most of the outlying areas, not the downtown area, that’s where our asset is.

So as the market improved, most of the improvements were in those markets and not—those submarkets, not the downtown market, although the downtown market was up, as well. So, again, that’s kind of an anomaly and we’ll have several of those each quarter and it’s frustrating.

But let me add one more point here, which I think is very important. That overall our EBITDA growth was 9% for the whole portfolio, we have a more leveraged platform, that leveraged platform has advantages in some parts of the cycle, great advantages and disadvantages during others. We are in the part of the cycle where it’s a great advantage. And if you look at our leverage level compared to, say, the average of our peers, our 9% EBITDA growth should mean more to our stock price growth, than 14% EBITDA growth for our peers because of their lower leverage.

And so, I think that the market needs to understand that and go through the math on that because that’s a great advantage of ours. So, again, while our competitive sets, for reasons that seem to change, aren’t doing as well as the overall industry average. Number one, we can’t see any identical patterns why that will continue to be the case, other than D.C. And secondly, even with 9% EBITDA growth, that’s strong performance compared to how it should affect our stock price. So a short question and a long answer, but I hope that was helpful.

Participant 1:
That’s very helpful, thanks. And if I could just ask a quick follow-up. I apologize if I missed this earlier, but could you possibly update or maybe you had updated and I missed it. Since last quarter, how long the impact of renovations are going to be a drag on RevPAR for both Legacy and Highland?

Monty Bennett:
We find that overall, renovation impacts affect our portfolio between 100 and 200 basis points on RevPAR, when you average it in. For this quarter it was 150 basis points, about. So, it affected us this past quarter, it wasn’t a big factor in the performance, and so in future quarters, it’s still going to be between those two numbers. Especially for this year between 100 and 200 basis points on our overall RevPAR performance. We don’t see that changing much for the year, but again, that’s really not that different than our historical performance despite the fact that we’ve got relatively more under renovation right now because of all the Highland assets.

Participant 1:	Okay. Thanks so much.

Participant 2:
I wanted to ask you your views. Do you think it’s possible that given how strong the industry is recovering and, you know, just doing well, that we might see lenders, you know, like maybe regional banks, gets back into lending sooner for development? Then, you know, maybe we think now? Or do you think, you know, just essentially that’s just still off the table? I’m just kind of curious if you think maybe we can get kind of a negative surprise? Given how well things are going.

Monty Bennett:
Sure. I was just up in New York meeting with a bunch of my industry colleagues at our IRA FAQ meeting which is a lot of the top lenders and owners and et cetera in the industry. And this very question came up. The struggle that a number of the banks have is that the amount they’re lending is just not as much as what they used to have. They’re shrinking their balance sheet on-balance and while the big banks have started to recover, the smaller regional banks are still having trouble in that regard and on a net basis, are reducing their balance sheet.

So that makes lending overall harder. Also the CMBS market is not what it used to be, it’s so far behind it. So, that means that this regular refinancing are going to absorb more of the bank lending which used to be relatively more dominant in the new construction side. Right, you can’t get a CMBS loan for a new build property.

So there are some headwinds in the new construction arena that didn’t exist as much in the last cycle. It probably existed back in the early ‘90’s because the S&L problems that we had, but it didn’t exist as much in the last cycle. So, you know, it’s hard to say, we certainly see the new supply growth really low right now. The number of properties under construction are still very low, the number of rooms under construction is still very low. So we don’t see it moving up quickly, but there does seem to be some natural headwinds on the lending side.

Participant 2:
Okay. And then do you—that’s very helpful. And then when you guys just used to talk about maybe potential accretive acquisition opportunities. You know, your portfolio is pretty wide and varied, but I mean, can you just sort of talk about maybe what kinds of markets you see those opportunities in? I mean are they the core markets that everyone seems to be, you know, jockeying for? Are they more regional, or airport, or etc.?

Monty Bennett:
Not so much the top, you know, five gateway markets. The competition for those markets is very strong. We’re interested in the top 25 markets. In fact the top 25 markets performed very well. This recovery is very broad-based. So we’re looking in the top 25 markets and generally, what we’d like to do over the next number of years is move from fewer brand-managed and select service hotels, to more full-service and franchised hotels. Now that’s just a broad statement and we will veer out of that from time to time.

But that’s what we’d like to do and over the course of the next few years we’ll be selling off some of our select service hotels, probably more of the brand-managed select service hotels. We are taking a look over in Europe. There is a lot of interesting dynamics going on over there that we’re looking at close. In those situations you have to look very carefully because on one hand, there’s some great pricing opportunities, on the other hand, no one knows how long their troubles are going to last.

But it’s in those situations where we have made our marks and have really added value for our shareholders of buying when other people weren’t buying. And the pressure to buy over there is a lot less. Most private equity funds can’t buy, because they can’t get the amount of leverage that they need. Very few REITs are involved over there. Strategic has pulled out. Host is a bit active, but no one else is. And so, there are just fewer buyers out there which makes it more attractive for an entry point. But again, you got to be careful about where you go and we spent a lot of time analyzing it over there, but aren’t convinced yet that we’re going to do anything yet. But we’re looking at it. So that’s generally how we’re looking at acquisitions.

Participant 2:	Okay. Thanks helpful. Thank you.

Participant 3:	Okay. Good morning. Just wanted to get some clarity on—you mentioned about the base closure around the Pentagon. Is that a secular event now? Or how’s that impacting these hotels?

Monty Bennett:
It is impacting the hotels in Crystal City, and that is probably out softest market and softest sub-market in our Portfolio. We have several assets in Crystal City and on top of the BRAC closures, the base realignment and closures, there have been some new supplies that have come in that marketplace, a Renaissance and, I believe, a Residence Inn, that’s affecting us. And so we’ve got a double whammy of reduction in demand and new supply. And that’s still being absorbed.

The BRAC program was supposed to be completed, I believe, in the fall of last year, but is still underway. They’re vacating government—agencies are vacating, I think its 3 million square feet in the area. The good news though is that that will ultimately be back-built by private enterprise, which should provide higher rates and better business for us. But it’s just a process that needs to happen and it’s underway and it’s just frustratingly slow, as everything in Washington seems to be.

Participant 3:	And in terms of EBITDA exposure, the three or four hotels you have in that area, is that about 4 or 5% of your total EBITDA?

Monty Bennett:	I don’t know off-hand. For the greater D.C. area, it’s about 15%. I don’t know what it is for those assets. We’ll see if we can’t get you that figure.

Participant 3:	Got it. And one more follow-up question on just your acquisition targets. What sort of markets or types of assets are you targeting?

Monty Bennett:
I’d say the more full service franchise-type assets are sweet spots. But, again, you got to be careful, because when you’re doing acquisitions and you think you’re going to get say a 20% lever of return on an acquisition. Well, you have to issue 20% leveraged shares in order to go buy that property. So you’ve got to buy property that you think are going to outperform your existing sets of assets, to make it worthwhile. Unless you think your stock is, you know, mispriced to the high-side and you’ve got some arbitrage there. Or if you’re shuffling around your portfolio and the latter is mainly what we’re focused on. There’s more full service, more franchise, less brand-managed, less select service, and that’s kind of the target of our acquisition program.

Participant 3:
And would it be fair to say that given the way the markets are right now across both continents, Europe and the U.S., your preference may be more towards Europe because you might be able to get that kind of yield you’re looking for?

Monty Bennett:
It’s hard to say, it’s deal-specific. Also, when you look at Europe, you’ve got such interesting different dynamics. For example, if you buy a hotel in Nice, you’re relying on, you know, the French economy and how well it’s going to do. You buy a hotel in Paris, and you’re relying on international demand and the world economy. That’s a different set, that’s a different investment. Same with London versus Manchester, it’s very different. So, it’s hard to say that that generally is the case.

Participant 3:	Thank you.

Participant 4:
Couple of related questions here. One, I know you guys aren’t in the habit of giving guidance, but I was wondering if, sort of, we could look at that retrospectively. Were you surprised at the portfolio performance in the first quarter or was that pretty much in line with the expectations you had going in? And then a related question is on the EBITDA flow for the Legacy Portfolio; it came in at, I think the number was 46, which is a bit below your sort of 50% benchmark that you guys target as minimum. And if we could talk about some of the reasons for that, if it was just the function of the absolute low-level of RevPAR growth or there were some other extenuating circumstances now? Thanks.

Monty Bennett:
Sure, I’ll try to take that one. On your second question, on the EBITDA flow, that 46% was a little bit low. We have a harder time getting our brand-managed properties to hit those flows than we do our franchised-properties that are managed by our affiliates at Remington. So that’s one issue.

Secondly, is that in the first quarter of 2011 we had some fantastic property tax reductions and we don’t book property tax reductions until the actual cash comes in. And so we had a great benefit in the first quarter of last year, and so that made it a little tougher this year. If you look at the GOP level, we hit those 50% flow levels and we’re very happy with that. So, you know, it was that property tax that got us, and then again some of our brand-managed just don’t perform as well as Remington.

As far as looking at the quarter, you know, going into the quarter our forecasts were lower. But that’s always hard to rely on too much because many times you can get surprised on the upside and managers are naturally more conservative when they forecast. Especially since the fourth quarter wasn’t as robust as some of us had hoped.

So while the projection was there, it was hard for us, hard for me to evaluate whether that was real lower projection, or whether it was because of a bias because of what they went through. So, it was not, you know, it was a little bit of both, I should say, it was not unexpected by all of our managers and what they had anticipated. But in the end I couldn’t really—I didn’t really believe whether it was real or not, and it turned out it was.

Participant 4:	Okay. Thanks.

Participant 5:
Thanks for the clarity on the margins and the revenue in the Legacy non-renovated Portfolio because that was one of my questions. I think you explained it pretty well. On the acquisition front, in Europe in particular, are you looking at debt investments for loan-to-own or are you looking at principle ownership of the equity of assets?

Monty Bennett:
We’re generally staying away from debt acquisitions, at least right now. We’ve got a team that’s world class from a debt acquisition front, here in the States, and I think as you know from our history they have done more than anybody in buying debt in order to ultimately own the asset. That’s one of their specialties over there, we don’t have experience in doing that. Not that we will never do it, under these circumstance, that’s right now. If we are going to go over there we want to go over there more cautiously, and at least right now, we’re looking at just fee-simple or as they say over there, freehold ownership interest and just buying assets and not trying to do it this other way.

Participant 5:
Okay. And, Doug, I think, mentioned that you had bid on some assets, but had not succeeded. Were those domestic, international, both? Were they assets that have since closed? Can you give us a little bit of an idea about whether this was pricing or due diligence? And what kind of pricing metrics the assets ended up going for or kind of an idea about your investment criteria?

Douglas Kessler:
These were domestic assets and they have not yet closed. The transaction market I’d say, has heated up over the most recent quarter. So, these are deals that, you know, went through multiple rounds of bidding. We went pretty far into the bid process, but, you know, at some point it just turns and you have a more aggressive buyer, the numbers aren’t as accretive as we would like them to be and we have thresholds. And we’re not going to surpass those thresholds just to get a deal done, we’ve never done that. We’ve always tried to buy accretive hotels for the shareholders. So when we reach our limit, we stopped and we let somebody else pay more than we would.

Participant 5:	So can you give us a little color on what those limits are? And that’s great, by the way, that you stopped because that means you’re looking out for value.

Douglas Kessler:
Well, those limits are dependent upon a variety of factors. We take into consideration a return requirement from an IR standpoint, we take into consideration the cost relative to replacement costs, we take into consideration the required capex over time and what we think our forecast stock price might be over time and the source of those funds.

We obviously, first and foremost, take into account the amount of accretion for the capital expenditure. And I don’t mean the capex dollars, but just the initial outlay. We also take into account what we think the cost of debt might be for that particular investment and the availability of it.

So, it’s never one-dimensional, it’s always multi-dimensional with us. We’re trying to look at every possible angle of an investment opportunity, to make sure that number one, we’re not riding on just one upside opportunity related to that asset, that there’s, you know, multiple tools in the tool box that we might have access to, to create value. But also number two, just checking all aspects of price, value, accretion, cost of capital, to make the determination as to whether we should proceed or not.

Participant 5:
So, most of it sounds like really are variable from property-to-property. But is there kind of a threshold IRR? Can you share that with us? Like what are you looking for in terms of IRR when you purchase, or is there a going-in cap rate that you also look for?

Douglas Kessler:	Well, the easiest answer would be the greatest IRR that we could achieve. But generally speaking, its high-teen type IRR.

Monty Bennett:	That’s on a leverage basis. On an un-leveraged basis, it’s 11 maybe 10, to sink (ph) on the asset.

Participant 5:
Okay. That explains—makes a lot of sense. And just one more topic, briefly, can you give us a little insight into asset sales prospects? Are you—how are you coming along in those? And is there similar kind of investor interest for those types of assets as what you’re looking to buy?

Monty Bennett:
We’re looking to sell the El Conquistador property and the Double Tree Columbus, and the sales efforts are slow. They’re coming along but they’re slow, and so we’re still evaluating whether to pull the trigger on a sale at a lower amount or to keep the asset and put some capital into them for the longer term. We’d like to sell them. We think that’s better, but we’ve got to figure out what’s best for our shareholders.

Participant 5:	Okay. Great. Thanks.